UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2017

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Greenshoe Exercise
On February 10, 2017, the underwriter of the previously announced offering by Cliffs Natural Resources Inc. (the “Company”) of 55,000,000 common shares (“Common Shares”) of the Company notified the Company that it was exercising its option to purchase an additional 8,250,000 shares from the Company in full. The Company expects to close the offering of the 63,250,000 Common Shares on February 14, 2017, subject to the satisfaction of customary closing conditions.
Notes Offering
On February 9, 2017, the Company announced that it intends to offer to sell $500 million aggregate principal amount of senior guaranteed notes (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). This announcement was contained in a press release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
On February 10, 2017, the Company announced that it had priced its private offering of $500 million aggregate principal amount of the Notes. The Notes will bear interest at an annual rate of 5.75%. The Company expects to close the offering of the Notes on February 27, 2017, subject to the satisfaction of customary closing conditions. This announcement was contained in a press release, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to purchase, nor a solicitation of an offer to sell, the Common Shares, the Notes or any other securities. The Notes will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release announcing senior notes offering, dated February 9, 2017
99.2	Press release announcing pricing of senior notes offering, dated February 10, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

Date:	February 13, 2017	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing senior notes offering, dated February 9, 2017
99.2	Press release announcing pricing of senior notes offering, dated February 10, 2017